UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2014

COVIDIEN PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

Ireland	001-33259	98-0624794
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street
Dublin 2, Ireland
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: +353 (1) 438-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On July 16, 2014, the Compensation and Human Resources Committee of the Board of Directors of Covidien plc (“Covidien”) approved an increase in Bryan Hanson’s base salary from $607,400 to $702,000 and an increase in his total bonus opportunity from 85% to 90% in connection with Mr. Hanson’s assumption of the role of Group President, Covidien. Mr. Hanson will assume his new role, and the increase in his compensation will take effect, at the beginning of Covidien’s fiscal year 2015.

Item 7.01.	Regulation FD Disclosure.

Covidien today issued a press release announcing that Bryan Hanson, Group President, Medical Devices & U.S., will be elevated to the newly created position of Group President, Covidien, effective October 1, 2014. In this role, Mr. Hanson will have global responsibility for all Covidien business segments. Mr. Hanson has overseen the company’s Surgical Solutions, Vascular Therapies and Respiratory & Monitoring Solutions business units, as well as its Health Systems organization, since October 2013. He recently assumed oversight of the company’s Emerging Markets business and will add responsibility for the company’s Developed Markets and Medical Supplies businesses when his appointment becomes effective.

A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

99.1    Press Release dated July 22, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN PUBLIC LIMITED COMPANY

By:	/s/ John W. Kapples
John W. Kapples
Vice President and Corporate Secretary
Date: July 22, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit Name

99.1	Press release dated July 22, 2014